Exhibit 10.1

AGREEMENT

This Agreement (“Agreement”) is effective as of September 29, 2011 (the “Effective Date”), by and among MACC PEI Liquidating Trust, a Delaware Trust (“Trust”), located at 24040 Camino Del Avion, #A307, Monarch Beach, California 92629, and CT Corporation Staffing, Inc., a Delaware corporation (“CTCS”), located at 1209 Orange Street, Wilmington, Delaware 19801.

WHEREAS, The Corporation Trust Company (“CT”) provides the service of acting as “trustee in state” under the Delaware Business Trust Act under certain limited circumstances; and

WHEREAS, Requesting Party has requested that CT provide such service with respect to the Trust under the circumstances set forth in Rider A attached hereto; and

WHEREAS, CT and the Trust have agreed that CT shall provide such service.

NOW, THEREFORE, in consideration of the premises, the parties hereto hereby agree as follows.

1.           Contract Period and Termination.  The term of this Agreement will be initially for one (1) year from the Effective Date and will be automatically extended for successive one (1) year periods, unless at anytime any party elects to terminate this Agreement and gives at least thirty (30) days prior written notice of termination to each other party.

2.           Services.  At the request of the Requesting Party, the Trust hereby retains CT to serve the Trust solely to fulfill the Trust’s obligation pursuant to Section 3807(a) of the Delaware Business Trust Act (the “Act”) to have at least one trustee who has its principal place of business in the State of Delaware, subject to the terms and conditions of this Agreement.

3.           Fees.  During the term of this Agreement, the Trust shall pay CT on the Effective Date, and on every annual anniversary of the Effective Date thereafter, the then-current annual fee in effect.  Such annual fee may be reviewed and revised on an annual basis at the sole discretion of CT.  In the event of an early termination of this Agreement by CT, CT will provide a pro-rata refund of any fees paid in advance for the year in which such termination is effectuated.  In addition, the Trust shall promptly reimburse CT for any expense incurred under or relating to this Agreement or the services of CT, including the fees and expenses of outside counsel or other advisors retained by CT.

4.           Obligations of the Trust.  The Trust agrees to take each of the following actions:

a.   Upon termination of this Agreement, not to obstruct or otherwise interfere with the resignation by CT as a trustee of the Trust;

b.           Upon the Effective Date, name CT as an insured party under the Trust’s errors and omissions liability insurance policy (if applicable) in a manner acceptable to CT in the reasonable exercise of its discretion and deliver a certificate to CT evidencing such coverage, and maintain such policy during the term of this Agreement or notify CT of any material changes thereto, including changes in the amount or conditions of coverage; and

c.           In the event any matter comes before CT in its capacity as trustee for its consideration, the Trust agrees, upon the request of CT and at its sole discretion, to provide CT with reasonable time and assistance to investigate the matter and perform adequate due diligence in connection therewith.  Such due diligence may include, at CT’s  sole discretion, the engagement of independent legal counsel or other advisors to provide additional guidance and assistance to CT.

5.           Governing Instrument of Trust.   The Trust and the Requesting Party hereby agree to the terms and conditions of the following italicized language in this Paragraph.  The declaration of trust (or other governing instrument) of the Trust (the “Declaration of Trust”) shall include or be amended to include the following italicized language or language substantially similar thereto:

CT is serving the Trust solely to fulfill the Trust’s obligation pursuant to Section 3807(a) of the Act to have at least one trustee who has its principal place of business in the State of Delaware;

the Trust shall have at least one other trustee other than CT to perform all obligations and duties other than fulfilling the Trust’s obligations pursuant to Section 3807(a) of the Act;

CT shall not be liable to the Trust or its beneficiaries for any of its acts or omissions except for acts or omissions constituting bad faith or willful misconduct;

CT shall not have any duty or obligation to manage or deal with the Trust’s property, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which CT is a party, except as expressly provided by the terms of this Declaration of Trust, and no implied duties or obligations shall be read herein against CT, including without limitation that no action requested of CT shall require the performance of any investigation, analysis, or other due diligence activities by CT in respect to such action or the performance of its duties on behalf of the Trust generally;

pursuant to Section 3803(b) of the Act, CT shall not be liable to any person other than the Trust or a beneficiary of the Trust for any act, omission or obligation of the Trust or any trustee thereof and all persons having any claim against CT by reason of the transactions contemplated by this Declaration of Trust or any other agreement or instrument related to the Trust shall look only to the Trust’s property for payment or satisfaction thereof; and

pursuant to Section 3806(c) of the Act, to the extent that at law or in equity CT, as trustee, has duties (including fiduciary duties) and liabilities relating to the Trust or to beneficiaries thereof, CT’s duties and liabilities are hereby eliminated and restricted to the fullest extent allowable under applicable law and CT shall not be liable to the Trust or to any beneficial owner of the Trust for any action taken in good faith reliance on the terms of this Declaration of Trust.

All capitalized terms in the above italicized language not otherwise defined in the above italicized language, shall be defined in the Declaration of Trust or other governing instrument to have the same meaning as set forth in this Agreement.

6.           Indemnification.  The Trust and the Requesting Party, and their respective affiliates (collectively, the “Indemnifying Party”), shall jointly and severally indemnify, defend and hold CT, its affiliated companies, and all of such companies’ employees, agents, officers and directors (collectively, the “Indemnified Parties”) harmless from and against any and all claims, actions, suits, demands, assessments, judgments, losses, liabilities, damages, costs, taxes, and expenses (including, without limitation, reasonable attorneys' and accounting fees and investigation costs) that may be incurred by the Indemnified Parties arising out of or relating to any breach of any representation or warranty, covenant, obligation or agreement of the Indemnifying Party contained herein or in the Declaration of Trust or in anyway arising from the services provided or functions performed by CT hereunder or thereunder, other than those arising solely from the bad faith or willful misconduct of CT.  In any event of the foregoing, CT may elect to retain counsel of its choosing to represent the Indemnified Parties, and the Indemnifying Party shall pay such retained counsel the reasonable fees associated therewith.  In the event CT or any of its employees is called upon to investigate or provide testimony in a matter to which this indemnity applies, it shall be entitled to be reimbursed the reasonable charges related thereto.
7.           Covenant Not to Sue.  Each of the Trust and the Requesting Party, and their respective affiliates, represents, agrees and covenants that it will not file any complaint, proceeding, lawsuit, or other legal or equitable action against CT based upon or arising out of any of the services provided by CT hereunder or the Declaration of Trust, other than for reason of alleged bad faith or willful misconduct by CT.

8.           Additional Representations, Warranties and Covenants of Trust and Requesting Party.  Each of the Trust and the Requesting Party represents, warrants and covenants to CT and to each other that, as of the Effective Date:  (i) it has the right, power, and authority to enter into and to perform its obligations under this Agreement; (ii) the execution, delivery and performance by it of this Agreement have been duly authorized by all necessary trust or corporate action on its part; and (iii) this Agreement constitutes its legal, valid, and binding obligation, enforceable against it in accordance with its terms. In addition, the Trust represents, warrants and covenants to CT that it has taken all appropriate acts under its Declaration of Trust to duly appoint CT to serve as a trustee.  The Trust and the Requesting Party acknowledge that CT has expressly relied on each of the foregoing representations, warranties, and covenants in entering into this Agreement.

        9.           Independent Contractor Status and Authority.  Each party to this Agreement hereby agrees, and represents and warrants, that it is an independent contractor and is not any other party’s agent or employee or partner or joint venturer for any purpose whatsoever.

        10.           Governing Law.  This Agreement and the rights and duties of the parties hereto shall be governed by the laws of the State of Delaware (without regard to principles of conflicts of law).

        11.           Additions or Modifications.  No additions or modifications from the terms and conditions of this Agreement will be binding upon any party hereto unless agreed to in writing by each party hereto.

        12.           Assignment.  No party may assign its rights and obligations under this Agreement without the prior written consent of each other party.

        13.           Notices.  All notices, requests, consents and invoices required or permitted under this Agreement shall be in writing and delivered personally or sent by mail to the applicable party at the addresses set forth on the first page of this Agreement or at such other address as shall be given to each other party in writing.

        14.           No Damages.  Each of the Requesting Party and the Trust agrees that in no event shall CT be liable for lost profits, third-party claims or consequential or exemplary damages or, in addition thereto, for any matters relating to any actions taken by the Trust prior to the Effective Date.

        15.           Entire Agreement.  This Agreement represents the entire understanding of the parties with respect to the specific subject matter of this Agreement and supersedes all previous understandings, written or oral, among the parties with respect to such subject matter.

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed as of the date first above written.

MACC PEI LIQUIDATING TRUST

NL Strategies, Inc., Managing Trustee of the Liquidating Trust

By:	/s/ Kevin J. Gadawski
Kevin J. Gadawski, President

C T CORPORATION STAFFING, INC.

By:	/s/ Jennifer A. Schwartz
Its:	Jennifer A. Schwartz, Vice President

MACC PEI LIQUIDATING TRUST

LIQUIDATING TRUST AGREEMENT

Dated as of September 29, 2011

by and among

MACC PRIVATE EQUITIES INC.

as Grantor

and

NL Strategies, Inc.

as Managing Trustee

and

The Corporation Trust Company

 as Resident Trustee

TABLE OF CONTENTS

ARTICLE I: NAME AND DEFINITIONS	1

1.1	Name.	1

1.2	Certain Terms Defined.	1

ARTICLE II: NATURE OF TRANSFER	3

2.1	Purpose of the Trust.	3

2.2	Prohibited Activities.	4

2.3	No Reversion to the Company.	4

2.4	Payment of Liabilities.	4

2.5	Bill of Sale, Assignment, Acceptance and Assumption Agreement; Instruments of Further Assurance.	4

2.6	Incidents of Ownership.	4

2.7	Notice to Unlocated Shareholders.	4

ARTICLE III: BENEFICIARIES	4

3.1	Beneficial Interests.	4

3.2	Rights of Beneficiaries.	5

3.3	No Transfer of Interests of Beneficiaries.	5

3.4	Managing Trustee as Beneficiary.	6

ARTICLE IV: DURATION AND TERMINATION OF TRUST	6

4.1	Duration.	6

4.2	Other Obligations of the Managing Trustee upon Termination.	6

ARTICLE V: ADMINISTRATION OF TRUST ASSETS	6

5.1	Sale of Trust Assets.	6

5.2	Transactions with Related Persons.	6

5.3	Payment of Claims, Expenses and Liabilities.	6

5.4	Interim Distributions.	7

5.5	Final Distribution.	7

5.6	Reports to Beneficiaries and Others.	7

5.7	Federal Income Tax Information.	7

5.8	Employment of Manager.	8

ARTICLE VI: POWERS OF AND LIMITATIONS ON THE MANAGING TRUSTEE	8

6.1	Limitations on the Managing Trustee.	8

6.2	Specific Powers of the Managing Trustee.	9

ARTICLE VII: RESIDENT TRUSTEE	11

7.1	Generally.	11

7.2	Fees and Indemnity.	12

7.3	Insurance.	13

7.4	Miscellaneous.	13

ARTICLE VIII: CONCERNING THE MANAGING TRUSTEE, BENEFICIARIES, EMPLOYEES AND AGENTS		14

8.1	Generally.	14

8.2	Reliance by the Managing Trustee.	14

8.3	Limitation on Liability to Third Persons.	15

8.4	Recitals.	15

8.5	Indemnification.	15

8.6	Rights of Managing Trustees, Employees, Independent Contractors
	and Agents to Own Trust Units or Other Property and to Engage in Other Busness.	16

ARTICLE IX: PROTECTION OF PERSONS DEALING WITH THE MANAGING TRUSTEE		17

9.1	Reliance on Statements by the Managing Trustee.	17

ARTICLE X: COMPENSATION AND REIMBURSEMENT TO THE MANAGING TRUSTEE		17

10.1	Fees.	17

10.2	Expenses.	17

ARTICLE XI: THE MANAGING TRUSTEE AND SUCCESSOR MANAGING TRUSTEE		17

11.1	Number and Qualification of Managing Trustees.	17

11.2	Resignation and Removal.	17

11.3	Appointment of Successor.	18

11.4	Acceptance of Appointment of Successor Managing Trustee.	18

11.5	Bonds.	18

ARTICLE XII: CONCERNING THE BENEFICIARIES		18

12.1	Evidence of Action by Beneficiaries.	19

12.2	Limitation on Suits by Beneficiaries.	19

12.3	Requirement of Undertaking.	19

12.4	Advisory Board.	19

ARTICLE XIII: MEETING OF BENEFICIARIES		19

13.1	Purpose of Meetings.	19

13.2	Meeting Called by the Managing Trustee.	19

13.3	Meeting Called on Request of Beneficiaries.	20

13.4	Persons Entitled to Vote at Meeting of Beneficiaries.	20

13.5	Quorum.	20

13.6	Adjournment of Meeting.	20

13.7	Conduct of Meeting.	20

ARTICLE XIV: AMENDMENTS		20

14.1	Consent of Beneficiaries.	20

14.2	Effect of Amendment.	20

14.3	Managing Trustee's Declining to Execute Documents.	21

ARTICLE XV: MISCELLANEOUS PROVISIONS		21

15.1	Filing Documents.	21

15.2	Intention of Parties to Establish Trust.	21

15.3	Beneficiaries Have No Rights or Privileges as Shareholders.	21

15.4	Laws as to Construction.	21

15.5	Severability.	21

15.6	Notices.	21

15.7	Counterparts.	22

EXHIBIT A	24

LIQUIDATING TRUST AGREEMENT

This Liquidating Trust Agreement (this “Agreement”), dated as of September 29, 2011 (the “Effective Date”), by and among MACC Private Equities Inc., a Delaware corporation, as Grantor (the “Company”), NL Strategies, Inc., a California corporation, as Managing Trustee (the “Managing Trustee”), and The Corporation Trust Company, a Delaware corporation, as Resident Trustee (the “Resident Trustee” and, with the Managing Trustee, the “Trustees”).

RECITALS

WHEREAS, the Company has elected to be treated as a business development company under the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, Board of Directors of the Company (“Board”) has determined that it is in the best interest of the Company to liquidate the Company’s current assets (the “Conveyed Assets”), and transfer (i) the Conveyed Assets, (ii) that certain note payable to Cedar Rapids Bank & Trust Company (“CRB&T”) in the amount of $1,981,272 at March 31, 2011 that is due and payable on September 9, 2011 by the Company (the “Bank Debt”), (iii) that certain safekeeping agreement by and between the Company and CRB&T dated September 1, 2007 (the “Safekeeping Agreement”);  (iv) that certain Commercial Pledge and Security Agreement by and between the Company dated August 30, 2007, as amended (the “Pledge Agreement”); (v) that certain Commercial Security Agreement by and between the Company and CRB&T dated August 30, 2007, as amended (the “Security Agreement”) and (vi) all obligations of the Company in connection with legal, accounting, tax, and other operating expenses as of the date hereof, any indemnification obligations of the Company to the Board and the Company’s officers, directors, employees and agents in accordance with the Company’s Articles of Incorporation and Bylaws, and any final expenses in connection with the liquidation and dissolution of the Company (collectively with the “Bank Debt,” the “Safekeeping Agreement,” the “Pledge Agreement,” and the “Security Agreement,” the “Assumed Obligations”) to a liquidating trust (the “Liquidating Trust” or “Trust”) with NL Strategies, Inc. serving as its initial Managing Trustee; and

WHEREAS, the Managing Trustee shall administer the Liquidating Trust pursuant to the terms of this Agreement and, upon satisfaction of all liabilities and obligations of the Liquidating Trust, the Managing Trustee shall distribute the residue of the proceeds of the liquidation of the Conveyed Assets in accordance with the terms hereof.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company hereby agrees to grant, release, assign, convey and deliver unto the Managing Trustee for the benefit of the Beneficiaries (as hereinafter defined), all of the right, title and interest of the Company in and to the Conveyed Assets for the uses and purposes stated herein on the Effective Date, subject to the terms and provisions set out below, and the Managing Trustee hereby agrees to accept such Conveyed Assets and such Trust, subject to the following terms and provisions:

ARTICLE I
NAME AND DEFINITIONS

1.1           Name.    This Trust shall be known as the MACC PEI Liquidating Trust.

1.2           Certain Terms Defined.    For all purposes of this instrument, unless the context otherwise requires:

(a)           “Affiliate” shall mean, with respect to any Person, (a) any other Person directly or indirectly controlling, controlled by or under common control with such Person, (b) any officer, director or partner of such Person, (c) any other Person owning or controlling 10% or more of the outstanding voting securities of such Person and (d) if such Person is an officer, director or partner, any other person for which such Person acts in such capacity.

(b)           “Agreement” shall mean this instrument as originally executed or as it may from time to time be amended pursuant to the terms hereof.

(c)            “Beneficial Interest” shall mean each Beneficiary’s proportionate share of the Trust Assets and shall be represented by Trust Units.

(d)           “Beneficiaries” shall mean the holders of Trust Units from time to time on or after the Record Date, including the Initial Beneficiaries and the Subsequent Beneficiaries.

(e)           “Code” shall mean the Internal Revenue Code of 1986, as amended.

(f)           “Company Shares” shall mean the shares of Company stock held by each of the Beneficiaries as of the Record Date.

(g)           “Grantor” shall mean the Company.

(h)           “Initial Beneficiaries” shall mean the initial holders of Trust Units.

(i)           “Liquidating Trust” shall mean the liquidating trust maintained by the Managing Trustee holding the Trust Assets of the Company, identified as the “MACC PEI Liquidating Trust”; also referred to herein as the “Trust.”

(j)           “Manager” shall mean such Person or Persons who have been employed by, or who have contracted with, the Managing Trustee to assist in the management of the Trust.

(k)           “Person” shall mean any natural person, partnership, trust, corporation, association or other legal entity.

(l)           “Record Date” shall mean the date selected by the Grantor for determination of the Shareholders entitled to become Beneficiaries.

(m)           “Shareholder” shall mean a holder of Company Shares.

(n)           “Subsequent Beneficiaries” shall mean Beneficiaries as reflected on the books and records of the Trust from time to time after the Effective Date, other than the Initial Beneficiaries.

(o)           “Treasury Regulations” shall mean regulations adopted by the U.S. Department of the Treasury under the Code.

(p)           “Trust” shall mean a Delaware Statutory Trust pursuant to Chapter 38 of Title 12 of the Delaware Code and created by the filing of a Certificate of Trust with the Secretary of State of the State of Delaware.

(q)           “Trust Assets” shall mean all the property held from time to time by the Managing Trustee under this Agreement, which initially shall consist of the Conveyed Assets of the

Company granted, assigned and conveyed to the Managing Trustee by the Company, and, in addition, shall thereafter include all proceeds and other receipts of, from, or attributable to any assets, causes of actions or claims held by the Trust.

(r)           “Trust Units” shall mean those equal, undivided portions into which the Beneficial Interests in the Trust Assets are divided, as evidenced on the books and records of the Trust.

(s)           “Trustees” shall mean the original Trustee(s) under this Agreement and their successor(s) and assignee(s), if any.

ARTICLE II
NATURE OF TRANSFER

2.1           Purpose of the Trust.

(a)           It is expected that the Company shall dissolve and liquidate prior to fully winding up its affairs, including, but not limited to, the sale of its remaining assets, the collection of any receivables and the payment of the Assumed Liabilities. The Trust hereby is organized for the sole purpose of winding up the affairs of the Company as promptly as reasonably possible and with no objective to continue or engage in the conduct of a trade or business.

(b)           The Conveyed Assets to be granted, assigned and conveyed to the Managing Trustee as of the Effective Date will be held in the Trust, and the Managing Trustee will: (i) further liquidate the Trust Assets as it deems necessary to carry out the purpose of the Trust and facilitate distribution of the Trust Assets; (ii) protect, conserve and manage the Trust Assets in accordance with the terms and conditions hereof; and (iii) distribute the Trust Assets in accordance with the terms and conditions hereof.

(c)           It is intended that the grant, assignment and conveyance of the Conveyed Assets by the Company to the Managing Trustee pursuant hereto shall be treated for federal and state income tax purposes as if the Company made such distributions directly to the Shareholders. It is further intended that for federal, state and local income tax purposes the Trust shall be treated as a liquidating trust under Treasury Regulation Section 301.7701-4(d) and any analogous provision of state or local law, and the Beneficiaries shall be treated as the owners of their respective share of the Trust pursuant to Sections 671 through 679 of the Code and any analogous provision of state or local law and shall be taxed on their respective share of the Trust’s taxable income (including both ordinary income and capital gains) pursuant to Section 671 of the Code and any analogous provision of state or local law. The Managing Trustee shall file all tax returns required to be filed with any governmental agency consistent with this position, including, but not limited to, any returns required of grantor trusts pursuant to Treasury Regulation Section 1.671-4(a). The Company agrees that a transfer agent acting on its behalf may prepare and file applicable K-1’s with respect to the Beneficiaries’ Company income. To the extent that the Managing Trustee becomes liable for the payment of taxes, including withholding taxes, with respect to income derived from the investment of funds held hereunder or any payment made hereunder (collectively, the “Taxes”), the Managing Trustee may pay such Taxes. The Managing Trustee may withhold from any payment of the Trust Assets such amount as the Managing Trustee estimates to be sufficient to provide for the payment of such Taxes not yet paid, and may use the sum withheld for that purpose. The Managing Trustee shall be indemnified and held harmless against any liability for Taxes and for any penalties or interest with respect to Taxes on such investment income or payments in the manner provided herein.

2.2           Prohibited Activities.  The Trust shall not continue or engage in the conduct of any trade or business, and the Managing Trustee is expressly prohibited from continuing or engaging, and shall have no power or authority to continue or engage in the conduct of any trade or business on behalf of the Trust or the Beneficiaries, and all of the terms and conditions hereof shall be construed accordingly.

2.3           No Reversion to the Company.  In no event shall any part of the Trust Assets revert to or be distributed to the Company.

2.4           Payment of Liabilities.  The Trust hereby agrees to assume the Assumed Obligations on the Effective Date. Should any liability be asserted against the Trust as the transferee of the Trust Assets or as a result of the assumption of the Assumed Obligations, the Managing Trustee may use such part of the Trust Assets as may be necessary in contesting any such liability or in payment thereof. In no event shall the Managing Trustee, Beneficiaries or employees or agents of the Trust be personally liable, nor shall any personal property of such Persons or any other Trust Assets be subject to attachment, in the event the Trust Assets are not sufficient to satisfy the liabilities asserted against or payable out of the Company’s available Trust Assets in the Trust.

2.5           Bill of Sale, Assignment, Acceptance and Assumption Agreement; Instruments of Further Assurance.  On the Effective Date, the Company and the Trust shall execute a Bill of Sale, Assignment, Acceptance and Assumption Agreement conveying the Conveyed Assets and Assumed Obligations to the Trust, a copy of which is attached as Exhibit A hereto. After the dissolution of the Company, such Persons who shall have the right and power to so act, will, upon reasonable request of the Managing Trustee, execute, acknowledge, and deliver such further instruments and do such further acts as may be necessary or proper to carry out effectively the purposes of this Agreement, to confirm or effectuate the transfer to the Managing Trustee of any property intended to be covered hereby, and to vest in the Managing Trustee, its successors and assigns, the estate, powers, instruments or funds in trust hereunder.

2.6           Incidents of Ownership.  The Shareholders as of the Record Date shall be the Initial Beneficiaries of the Trust as holders of Trust Units in the Trust, and the Managing Trustee shall retain only such incidents of legal ownership as are necessary to undertake the actions and transactions authorized herein.

2.7           Notice to Unlocated Shareholders.  If the Trust holds Trust Assets for the benefit of unlocated Shareholders, due notice shall be given to such unlocated Shareholders in accordance with applicable law.

ARTICLE III
BENEFICIARIES

3.1           Beneficial Interests.

(a)           The Beneficial Interest of each Initial Beneficiary hereof shall be determined by the Company in accordance with the Company’s list of Shareholders as of the Record Date (the “List”). The Company will deliver the List to the Managing Trustee promptly after the Record Date specifying the Company Shares of each Shareholder.  Each Shareholder as of the Record Date shall receive a pro rata Beneficial Interest in the Trust equal to such Shareholder’s percentage ownership of Company Shares outstanding as of the Record Date. For ease of administration, the List shall express the Beneficial Interest of each Initial Beneficiary in terms of Trust Units with each Trust Unit equaling each Company Share held by the Initial Beneficiary as of the Record Date.

(b)           In the case of the Shareholders, book-entry or other records or any other evidence of ownership satisfactory to the Managing Trustee will be deemed to evidence the Beneficial Interest in the Trust of each such Beneficiary.

(c)           If any conflicting claims or demands are made or asserted with respect to the ownership of any Trust Units, or if there should be any disagreement between the transferees, assignees, heirs, representatives or legatees succeeding to all or part of the interest of any Beneficiary resulting in adverse claims or demands being made in connection with such Trust Units, then, in any of such events, the Managing Trustee shall be entitled, at its sole election, to refuse to comply with any such conflicting claims or demands. In so refusing, the Managing Trustee may elect to make no payment or distribution with respect to such Trust Units, or to make such payment to a court of competent jurisdiction or an escrow agent, and in so doing the Managing Trustee shall not be or become liable to any of such parties for their failure or refusal to comply with any of such conflicting claims or demands, nor shall the Managing Trustee be liable for interest on any funds which it may so withhold. The Managing Trustee shall be entitled to refrain and refuse to act until either (i) the rights of the adverse claimants have been adjudicated by a final non-appealable judgment of a court of competent jurisdiction, (ii) all differences have been adjusted by valid written agreement between all of such parties, and the Managing Trustee shall have been furnished with an executed counterpart of such agreement, or (iii) there is furnished to the Managing Trustee a surety bond or other security satisfactory to the Managing Trustee, as it shall deem appropriate, to fully indemnify it as between all conflicting claims or demands.

3.2           Rights of Beneficiaries.
9.   Each Beneficiary shall be entitled to participate in the rights and benefits due to a Beneficiary hereunder according to his or her Beneficial Interest. Each Beneficiary shall take and hold the same subject to all the terms and provisions of this Agreement. The interest of the Beneficiary hereby is declared and shall be in all respects personal property and upon the death of an individual Beneficiary, his Beneficial Interest shall pass as personal property to his legal representative and such death shall in no way terminate or affect the validity of this Agreement, provided that the Managing Trustee shall not be required to evidence a book entry transfer of a deceased Beneficiary’s Beneficial Interest to his legal representative until the Managing Trustee shall have received Letters Testamentary or Letters of Administration and written notice of the death of the deceased Beneficiary. A Beneficiary shall have no title or right to, or possession, management or control of, the Trust Assets except as herein expressly provided. No widower, widow, heir, or devisee of any Person who may be a Beneficiary shall have any right of dower, homestead, or inheritance, or of partition, or of any other right, statutory or otherwise, in any property forming a part of Trust Assets but the whole title to the Trust Assets shall be vested in the Managing Trustee and the sole interest of the applicable Beneficiaries shall be the rights and benefits given to such Persons under this Agreement.

3.3           No Transfer of Interests of Beneficiaries.
10.   No Beneficial Interest may be transferred by any Beneficiary in person or by a duly authorized agent or attorney, or by the properly appointed legal representatives of the Beneficiary. No Beneficiary has authority or power to sell, assign, transfer, encumber, or in any other manner dispose of his Beneficial Interest; provided, however, that the Beneficial Interest shall be assignable or transferable by will, intestate succession, or operation of law and, further provided, that the executor or administrator of the estate of a Beneficiary may mortgage, pledge, grant a security interest in, hypothecate or otherwise encumber, the Beneficial Interest held by the estate of such Beneficiary if necessary in order to borrow money to pay estate, succession or inheritance taxes or the expenses of administering the estate of the Beneficiary, upon written notice to and upon written consent of the Managing Trustee, which consent may be withheld in the Managing Trustee’s sole discretion.  Trust Units shall not be listed on any exchange or quoted on any quotation system.  Neither the Managing Trustee, any Beneficiary, or any employees or agents of the Managing Trustee, if any, may take any action to facilitate or encourage the sale or transfer of any Beneficial Interests, except as permitted under this Section 3.3.

Except as may be otherwise required by law, the Beneficial Interests of the Beneficiaries hereunder shall not be subject to attachment, execution, sequestration or any order of a court, nor shall such Beneficial Interests be subject to the contracts, debts, obligations, engagements or liabilities of any Beneficiary, but the Beneficial Interest of a Beneficiary shall be paid by the Managing Trustee to the Beneficiary free and clear of all assignments, attachments, anticipations, levies, executions, decrees and sequestrations and shall become the property of the Beneficiary only when actually received by such Beneficiary.

3.4           Managing Trustee as Beneficiary.  The Managing Trustee, either individually or in a representative or fiduciary capacity, may be a Beneficiary to the same extent as if it were not a Managing Trustee hereunder and shall have all the rights of a Beneficiary, including, without limitation, the right to vote and to receive distributions, to the same extent as if it were not the Managing Trustee hereunder.

ARTICLE IV
DURATION AND TERMINATION OF TRUST

4.1           Duration. The existence of this Trust shall terminate upon the earliest of (i) a termination required by the applicable laws of the State of Delaware, (ii) the termination due to the distribution of all Trust Assets as provided in Section 5.5, or (iii) the three year anniversary of the Effective Date provided, however, that the Managing Trustee, in its discretion, may extend the existence of this Trust to such later date as it may designate, if it determines that an extension is reasonably necessary to wind up the affairs of this Trust.

4.2           Other Obligations of the Managing Trustee upon Termination. Upon distribution of all the Trust Assets, the Managing Trustee shall pay or make reasonable provision to pay all claims and obligations, including all contingent, conditional or unmatured claims and obligations, known to the Trust, but for which the identity of the claimant is unknown and not known to the Trust, but based on the facts known to the Trust, are likely to arise or to become known to the Trust within 10 years after the date of dissolution. Upon termination, the Managing Trustee shall direct the Resident Trustee to execute and file a Certificate of Cancellation with the Secretary of the State of Delaware.  Except as otherwise specifically provided herein, upon the distribution of all Trust Assets in the Trust, and upon the completion of the filing of the Certificate of Cancellation as set forth above, the Managing Trustee shall have no further duties or obligations hereunder.

ARTICLE V
ADMINISTRATION OF TRUST ASSETS

5.1           Sale of Trust Assets. The Managing Trustee is hereby authorized and directed, at such times as it may deem appropriate, to transfer, assign, or otherwise dispose of all or any part of the Trust Assets as it deems appropriate at public auction or at private sale for cash, securities or other property, or upon credit (either secured or unsecured as the Managing Trustee shall determine, in its sole discretion).

5.2           Transactions with Related Persons. Except for compensation duly earned and/or reimbursement for amounts properly owing pursuant to Article X, the Managing Trustee shall not knowingly, directly or indirectly, sell or otherwise transfer all or any part of any Trust Assets to (i) itself or any other Trustee or an employee or agent (acting in its or their individual capacities) of this Trust, or (ii) any Person of which any Trustee, employee or agent of this Trust is an Affiliate.

5.3           Payment of Claims, Expenses and Liabilities.Provided the Managing Trustee has been advised in writing with respect to such claims, expenses, charges, liabilities and obligations, the Managing Trustee shall pay from the Trust Assets all claims, expenses, charges, liabilities, and obligations of the Trust Assets and all liabilities relating to the Trust Assets and obligations which the Managing Trustee specifically assumes and agrees to pay pursuant to this Agreement and such transferee liabilities which the Managing Trustee may be obligated to pay as transferee of the Trust Assets, including, without limitation, interest, penalties, taxes, assessments, and public charges of every kind and nature and the costs, charges, and expenses connected with or growing out of the execution or administration of this Trust and such other payments and disbursements as are provided in this Agreement or which may be determined to be a proper charge against the Trust Assets by the Managing Trustee.

5.4           Interim Distributions. At such times as may be determined by it in its sole discretion, the Managing Trustee shall distribute, or cause to be distributed, to the Beneficiaries, in proportion to the number of Trust Units held by each Beneficiary relating to the Trust, such cash or other property comprising a portion of the Trust Assets as the Managing Trustee may, in its sole discretion, determine may be distributed without detriment to the conservation and protection of the Trust Assets in the Trust.

5.5           Final Distribution. If the Managing Trustee determines that the Assumed Obligations and all other claims, expenses, charges, liabilities and obligations of the Trust have been paid or discharged, or if the existence of the Trust shall terminate pursuant to Section 4.1 hereof and not have been extended pursuant to such Section 4.1, the Managing Trustee shall, consistent with the conservation and protection of the Trust Assets, expeditiously distribute the Trust Assets to the Beneficiaries pro rata according to the number of Trust Units held by each Beneficiary in the Trust based on the list submitted to the Managing Trustee by the Company pursuant to Section 3.1 above, as such List may be amended. The Managing Trustee shall hold in the Trust and thereafter make disposition of all liquidating distributions and other payments due any Beneficiaries who have not been located subject to applicable state laws regarding escheat and abandoned property. It is understood that the Managing Trustee and the Beneficiary’s bank in any funds transfer may rely solely upon any account numbers or similar identifying number provided by the parties hereto to identify (i) the Beneficiary, (ii) the Beneficiary’s bank, or (iii) an intermediary bank. The Managing Trustee may apply any of the Trust Assets for any payment order it executes using any such identifying number, even where its use may result in a person other than the Beneficiary being paid, or the transfer of funds to a bank other than the Beneficiary’s bank, or an intermediary bank designated.

5.6           Reports to Beneficiaries and Others.  As soon as practicable after the end of each taxable year of the Trust, the Managing Trustee shall provide to the Beneficiaries an annual report showing the assets and liabilities of the Trust at the end of each calendar year and the receipts and disbursements of the Managing Trustee with respect to the Trust for such period covered by the report. The annual report will also describe the changes in the assets of the Trust and the actions taken by the Managing Trustee during such period covered by the report. The Managing Trustee will also file periodic reports under cover of Form 8-K with the Securities and Exchange Commission (“Commission”) whenever an event occurs for which a Form 8-K would have been required to be filed for the Trust or whenever, in the opinion of the Managing Trustee, any other material event relating to the Trust or its assets has occurred. The taxable year of the Trust shall end on December 31 of each year unless the Managing Trustee deems it advisable to establish some other date as the date on which the taxable year of the Trust shall end.

5.7           Federal Income Tax Information. The taxable year of the Trust shall end on December 31 of each year unless the Managing Trustee deems it advisable to establish some other date as the date on which the taxable year of the Trust shall end.  As soon as practicable after the close of each taxable year, the Managing Trustee shall direct its transfer agent to mail to each Person who was a Beneficiary at the close of the year, a statement showing on a Trust Unit basis in the Trust the dates and amounts of all distributions made by the Managing Trustee, if any, income earned on Trust Assets held by the Trust, if any, such other information as is reasonably available to the Managing Trustee which the Managing Trustee determines may be helpful in determining the amount of gross income and expenses attributable to the Trust that such Beneficiary should include in such Beneficiary’s federal income tax return for the preceding year and any other information as may be required to be furnished under the tax laws. In addition, after receipt of a good faith written request, or in its discretion without such request or if required by applicable law, such transfer agent (or if it cannot, the Managing Trustee) shall furnish to any Person who has been a Beneficiary at any time during the preceding year a statement containing such further information as is reasonably available to the transfer agent or Managing Trustee, respectively, which shall be helpful in determining the amount of taxable income which such Person should include in such Person’s federal income tax return.

5.8           Employment of Manager.

(a)           The Managing Trustee shall be responsible for the general policies of the Trust and for the general supervision of the activities of the Trust conducted by all agents, employees, advisors or managers of the Trust, including any Manager. However, the Managing Trustee is not and shall not be required personally to conduct the activities of the Trust, and consistent with its ultimate responsibility as stated above, the Managing Trustee shall have the power to appoint, employ or contract with any Person or Persons as the Managing Trustee may deem necessary or proper for the transaction of the activities of the Trust, including a Manager. The Managing Trustee may grant or delegate such authority to a Manager as the Managing Trustee may in its sole discretion deem necessary or desirable to carry out the purpose of the Trust without regard to whether such authority is normally granted or delegated by trustees.

The Managing Trustee shall have the power to determine the terms and compensation of any Manager or any other Person whom it may employ or with whom it may contract. The Managing Trustee may exercise broad discretion in allowing a Manager to administer and regulate the operations of the Trust, to act as agent for the Trust, to execute documents on behalf of the Managing Trustee, and to make executive decisions which conform to general policies and general principles previously established by the Managing Trustee.

(b)           No Manager or other Person shall be required to administer the Trust as its sole and exclusive function and may have other business interests and may engage in other activities similar or in addition to those relating to the Trust, including the rendering of advice or services of any kind to investors or any other Persons and the management of other investments.

ARTICLE VI
POWERS OF AND LIMITATIONS ON THE MANAGING TRUSTEE

6.1           Limitations on the Managing Trustee. Except as contemplated by this Agreement, the Managing Trustee shall not at any time, on behalf of the Trust or the Beneficiaries, enter into or engage in any trade or business, and no part of any Trust Assets shall be used or disposed of by the Managing Trustee in furtherance of any trade or business. Except as the Managing Trustee reasonably believes is consistent with and in furtherance of its obligations under this Agreement, the Managing Trustee shall be restricted to the holding, collection and sale of the Trust Assets and the payment and distribution thereof for the purposes set forth in this Agreement and to the conservation and protection of the Trust Assets and the administration thereof in accordance with the provisions of this Agreement. In no event shall the Managing Trustee receive any property, make any distribution, satisfy or discharge any claims, expenses, charges, liabilities and obligations or otherwise take any action which is inconsistent with a complete liquidation of the Company within the meaning of the Code, Treasury Regulations, and rulings, decisions and determinations of the Internal Revenue Service and courts of competent jurisdiction, or take any action which would jeopardize the status of the Trust as a “liquidating trust” for federal income tax purposes within the meaning of Treasury Regulation Section 301.7701-4(d). This limitation shall apply regardless of whether the conduct of any such trade or business is deemed by the Managing Trustee to be necessary or proper for the conservation and protection of the Trust Assets. The Managing Trustee shall not invest any of the cash held as Trust Assets, except that the Managing Trustee may invest in (i) direct obligations of the United States of America or obligations of any agency or instrumentality thereof which mature not later than one year from the date of acquisition thereof; (ii) money market deposit accounts, checking accounts, savings accounts, or certificates of deposit, commercial paper rated not less than A1/P1, or other time deposit accounts which mature not later than one year from the date of acquisition thereof which are issued by a commercial bank, brokerage firm or savings institution organized under the laws of the United States of America or any state thereof; or (iii) other temporary investments not inconsistent with the Trust’s status as a liquidating trust for tax purposes (collectively, “Permitted Investments”). It is hereby acknowledged that the Managing Trustee shall not be required to maximize the investment return on the Trust Assets during the term of this Agreement. The Managing Trustee shall be and hereby is relieved of all liability with respect to the purchasing, holding or selling of Permitted Investments in accordance with the terms hereof. The Managing Trustee is not responsible for any losses to the Trust which may occur, including, without limitation, by reason of bank failure or the amount of the Trust exceeding the Federal Deposit Insurance Corporation limits.

6.2           Specific Powers of the Managing Trustee. Subject to the provisions of Section 6.1, the Managing Trustee shall have the following specific powers in addition to any powers conferred upon it by any other Section or provision of this Agreement or any statutory laws of the State of Delaware; provided, however, that the enumeration of the following powers shall not be considered in any way to limit or control the power of the Managing Trustee to act as specifically authorized by any other Section or provision of this Agreement and to act in such a manner as the Managing Trustee may deem necessary or appropriate to conserve and protect any Trust Assets or to confer on the Beneficiaries the benefits intended to be conferred upon them by this Agreement:

(a)           To determine the nature and amount of the consideration to be received with respect to the sale or other disposition of, or the grant of interests in, any Trust Assets.

(b)           To collect, liquidate or otherwise convert into cash, or such other property as the Managing Trustee deems appropriate, all property, assets and rights in any Trust Assets, and to pay, discharge and satisfy all other claims, expenses, charges, liabilities, and obligations existing with respect to any Trust Assets, the Trust or the Managing Trustee.

(c)           To elect, appoint, engage, retain or employ any Persons as agents, representatives, employees, or independent contractors (including, without limitation, real estate advisors, investment advisors, accountants, transfer agents, custodians, attorneys-at-law, managers, appraisers, brokers, or otherwise) in one or more capacities, and to pay compensation from the Trust Assets for services in as many capacities as such Person may be so elected, appointed, engaged, retained or employed, to prescribe the titles, powers and duties, terms of service and other terms and conditions of the election, appointment, engagement, retention or employment of such Persons and, except as prohibited by law, to delegate any of the powers and duties of the Managing Trustee to any one or more Trustees, agents, representatives, employers, independent contractors or other Persons.

(d)          To retain and set aside such funds out of the Trust as the Managing Trustee shall deem necessary or expedient to pay, or provide for the payment of (i) unpaid claims, expenses, charges, obligations and other liabilities of the Trust; (ii) contingencies; and (iii) the expenses of administering the Trust Assets.

(e)           To do and perform any and all acts necessary or appropriate for the conservation and protection of the Trust Assets, including acts or things necessary or appropriate to maintain Trust Assets held by the Managing Trustee pending sale or other disposition thereof or distribution thereof to the Beneficiaries.

(f)           To hold legal title to property of the Trust in the name of the Trust, or in the name of the Managing Trustee, or of any other Person, without disclosure of the interest of the Trust therein.

(g)           To cause any investments of any part of the Trust Assets to be registered and held in the name of any one or more of its names or in the names of a nominee or nominees without increase or decrease of liability with respect thereto.

(h)           To institute or defend actions or declaratory judgments or other actions and to take such other action, in the name of the Trust or the Company or as otherwise required, as the Managing Trustee may deem necessary or desirable to enforce any instruments, contracts, agreements, causes of action, claims or rights relating to or forming a part of the Trust Assets.

(i)           To determine conclusively from time to time the value of and to revalue the securities and other property of the Trust, in accordance with independent appraisals or other information as it deems necessary or appropriate.

(j)           To cancel, terminate, or amend any instruments, contracts, agreements, obligations or causes of action relating to or forming a part of any Trust Assets, and to execute new instruments, contracts, agreements, obligations or causes of action notwithstanding that the terms of any such instruments, contracts, agreements, obligations or causes of action may extend beyond the terms of this Trust, provided that no such new instrument, contract, agreement, obligation or cause of action shall permit the Managing Trustee to engage in any activity prohibited by Section 6.1 of this Agreement.

(k)           To vote by proxy or otherwise on behalf of the Beneficiaries and with full power of substitution all shares of stock and all securities held by the Managing Trustee hereunder and to exercise every power, election, discretion, option and subscription right and give every notice, make every demand, and to do every act or thing in respect to any shares of stock or any securities held by the Managing Trustee which the Managing Trustee might or could do if the Managing Trustee was the absolute owner thereof.

(l)           To undertake or join in any merger, plan of reorganization, consolidation, liquidation, dissolution, readjustment or other transaction of any corporation, any of whose shares of stock or other securities, obligations, or properties may at any time constitute a part of any Trust Assets, and to accept the substituted shares of stock, bonds, securities, obligations and properties and to hold the same in trust in accordance with the provisions hereof.

(m)           In connection with the sale or other disposition or distribution of any securities held by the Managing Trustee, to comply with the applicable federal and state securities laws, and to enter into agreements relating to the sale or other disposition or distribution thereof.

(n)          To authorize transactions between corporations or other entities whose securities, or other interests therein (either in the nature of debt or equity) are held by the Managing Trustee as part of any Trust Assets.

(o)           To terminate and dissolve any entities owned by the Trust.

(p)           To have a judicial settlement of its account of the Trust at any time to the extent it determines necessary or advisable.

(q)           To perform any act authorized, permitted, or required under any instrument, contract, agreement, right, obligation or cause of action relating to or forming a part of any Trust Assets whether in the nature of an approval, consent, demand or notice thereunder or otherwise, unless such act would require the consent of the Beneficiaries in accordance with the express provisions of this Agreement.

ARTICLE VII
RESIDENT TRUSTEE

7.1           Generally.  The Resident Trustee shall be a Trustee for the sole and limited purpose of fulfilling the requirements of Section 3807 of the Delaware Statutory Trust Act. The Resident Trustee shall have the power and authority to execute, deliver, acknowledge and file all documents required to maintain the existence of the Trust as required by the Delaware Statutory Trust Act and shall accept service of legal process upon the Trust in the State of Delaware. Contemporaneously with the execution of this Agreement, the Resident Trustee is hereby authorized and directed to execute and file a Certificate of Trust with the Secretary of the State of Delaware.  The Resident Trustee shall provide prompt notice to the Managing Trustee of its performance of any such acts. The Managing Trustee shall reasonably keep the Resident Trustee informed of any action taken by the Managing Trustee with respect to the Trust that may affect the Resident Trustee. The Resident Trustee shall not be entitled to exercise any powers, nor shall the Resident Trustee have any of the duties or liabilities, of the Managing Trustee. The Resident Trustee shall not be liable for the acts or omissions of the Managing Trustee or the Trust. The Resident Trustee shall owe no fiduciary or other duties to the Trust or the Beneficiaries except as expressly provided for in this Article VII. Unless required by the Delaware Court of Chancery, the Resident Trustee shall serve without bond.

The Resident Trustee accepts the trust hereby created and agrees to perform its duties hereunder with respect to the same but only upon the terms of this Agreement. The Resident Trustee shall not be personally liable to any Person under any circumstances in connection with any of the transactions contemplated by this Agreement, except that such limitation shall not relieve the Resident Trustee of any personal liability it may have to the Beneficiaries for the Resident Trustee’s own bad faith or willful misconduct. In particular, but not by way of limitation:

(a)           The Resident Trustee shall not be personally liable for any error of judgment made in good faith by any of its officers or employees;

(b)           No provision of this Agreement shall require the Resident Trustee to expend or risk its personal funds or otherwise incur any financial liability in the exercise of its rights or powers hereunder;

(c)           Under no circumstance shall the Resident Trustee be personally liable for any representation, warranty, covenant, obligation or indebtedness of the Trust or the Managing Trustee;

(d)           The Resident Trustee shall not be personally responsible for or in respect of the validity or sufficiency of this Agreement or for the due execution hereof by any Person other than the Resident Trustee; and

(e)           The Resident Trustee shall not be liable for punitive, exemplary, consequential, special or other indirect damages for a breach of this Agreement under any circumstances.

Except as otherwise expressly required herein, the Resident Trustee shall not have any duty or liability with respect to the administration of the Trust, the investment of the Trust’s Assets or the payment of distributions of income or principal to the Trust’s Beneficiaries, and no implied obligations shall be inferred from this Agreement on the part of the Resident Trustee, including without limitation that no action requested of the Resident Trustee by the Trust shall require the performance of any investigation, analysis, or other due diligence activities by the Resident Trustee in respect to such action or the performance of its duties on behalf of the Trust generally. The Resident Trustee shall not be liable for the acts or omissions of the Managing Trustee, any Manager or any other Person who acts on behalf of the Trust, nor shall the Resident Trustee be liable for any act or omission by it in good faith in accordance with the directions of the Managing Trustee.

The Resident Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Resident Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any Person as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter, the Resident Trustee may, for all purposes hereof, rely on a certificate, signed by any director, the president, any vice president, the treasurer, any assistant treasurer, the secretary or any assistant secretary of the relevant party, and such certificate shall constitute full protection to the Resident Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

In the exercise or administration of the Trust hereunder, the Resident Trustee (i) may act directly or through agents or attorneys, and the Resident Trustee shall not be liable for the default or misconduct of such agents or attorneys selected by it in good faith; and (ii) may, at the expense of the Trust, consult with counsel, accountants and other skilled persons, and the Resident Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons selected by it in good faith.

Except as expressly provided in this Article VII, in accepting the Trust hereby created, the Resident Trustee acts solely as Trustee hereunder and not in its individual capacity, and all Persons having any claim against the Resident Trustee by reason of the transactions contemplated by this Agreement shall look only to the Trust’s property for payment or satisfaction thereof.

7.2           Fees and Indemnity.  The Resident Trustee shall be entitled to receive from the Trust as compensation for its services hereunder such fees as have been separately agreed upon with the Trust in a separate agreement, which compensation shall not be limited by any provision of law in regard to compensation of a trustee of an express trust.

The Trust shall (i) reimburse the Resident Trustee for all reasonable expenses incurred by it in connection with the execution and performance of its rights and duties hereunder (including reasonable fees and expenses of counsel and other experts): (ii) indemnify, defend and hold harmless the Resident Trustee (in both its individual and Trustee capacities) and the officers, directors, employees and agents of the Resident Trustee (collectively, including the Resident Trustee in its individual capacity, the “RT Covered Persons”) from and against any and all losses, damages, liabilities, claims, actions, suits, costs, expenses, disbursements (including the reasonable fees and expenses of counsel), taxes and penalties of any kind and nature whatsoever, to the extent that such expenses arise out of or are imposed upon or asserted at any time against one or more RT Covered Persons with respect to the Resident Trustee’s performance pursuant to this Agreement, the creation, operation, administration or termination of the Trust, or the transactions contemplated hereby (all such expenses as provided in clauses (i) and (ii) are herein referred to collectively as “RT Expenses”); provided, however, that the Trust shall not be required to indemnify an RT Covered Person for RT Expenses to the extent such RT Expenses result from the bad faith or willful misconduct of such RT Covered Person; and (iii) advance to each RT Covered Person RT Expenses (including reasonable legal fees and expenses) incurred by such RT Covered Person in defending any claim, demand, action, suit or proceeding, prior to the final disposition of such claim, demand, action, suit or proceeding, upon receipt by the Trust of a written request therefor and of an undertaking by or on behalf of the RT Covered Person to repay such amount if it shall ultimately be determined that the RT Covered Person is not entitled to be indemnified therefor under this Article VII. With respect to reimbursement or indemnity provided hereunder, an RT Covered Person shall have a lien on the Trust’s Assets prior to any rights in such property of the Beneficiaries or any other Person (the “RT Lien”).  Notwithstanding this Section 7.2, the rights accruing under this Section 7.2 with respect to the RT Lien shall at all times be subordinate to the  rights of CRB&T related to the Bank Debt.
7.3           Insurance. The Resident Trustee shall be permitted to obtain and maintain fidelity and liability insurance covering the Resident Trustee personally and insuring against acts of any agents, servants or others retained or employed by the Resident Trustee and to retain insurance agents and brokers in connection therewith, all at the expense of the Trust.

7.4           Miscellaneous. The Resident Trustee shall take such action or refrain from taking such action under this Agreement as it may be directed in writing by the Managing Trustee from time to time; provided, however, that the Resident Trustee shall not be required to take or refrain from taking any such action if it shall have determined, or shall have been advised by counsel, that such performance is likely to incur personal liability for the Resident Trustee or is contrary to the terms of this Agreement or of any document contemplated hereby to which the Trust is a party or is otherwise contrary to law.

To the extent that, at law or in equity, an RT Covered Person has duties (including fiduciary duties) and liabilities relating to the Trust, the Beneficiaries or any other Person, such RT Covered Person acting under this Agreement shall not be liable to the Trust, the Beneficiaries or such other Persons for its good faith reliance on the provisions of this Agreement. To the extent that provisions of this Agreement restrict the duties and liabilities of an RT Covered Person otherwise existing at law or in equity, such provisions are agreed by the parties hereto to replace such other duties and liabilities of such RT Covered Person.

The Resident Trustee may resign and be discharged of the trust created by this Agreement upon not less than 30 days’ prior written notice to the Managing Trustee. Upon receiving such notice of resignation, the Managing Trustee shall use its best efforts promptly to appoint a substitute or successor Resident Trustee in the manner and meeting the qualifications hereinafter provided by written instrument or instruments delivered to such resigning Resident Trustee and the substitute or successor Resident Trustee. In addition, upon not less than 30 days’ prior written notice to the Resident Trustee, the Managing Trustee may remove the Resident Trustee, with or without cause, and appoint a successor Resident Trustee meeting the qualifications hereinafter provided by written instrument or instruments delivered to the Resident Trustee being removed and to the substitute or successor Resident Trustee. Any resignation or removal of the Resident Trustee and appointment of a substitute or successor Resident Trustee shall become effective only upon acceptance of the appointment by the substitute or successor Resident Trustee. If no substitute or successor Resident Trustee shall have been appointed within 30 days after notice of such resignation or removal has been delivered, the Resident Trustee may apply to a court of competent jurisdiction for the appointment of a successor Resident Trustee. Such court may thereupon, after such notice, if any, as it may deem proper, prescribe and appoint a successor Resident Trustee meeting the qualifications provided for herein.

Any Person into which the Resident Trustee may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Resident Trustee shall be a party, or any Person that succeeds to all or substantially all of the corporate trust business of the Resident Trustee, shall be the successor Resident Trustee under this Agreement without the execution, delivery or filing of any paper or instrument or further act to be done on the part of the parties hereto (except for the filing of an amendment to the Trust’s certificate of trust if required by law), notwithstanding anything to the contrary herein; provided, however, that such successor Resident Trustee shall have its principal place of business in the State of Delaware and otherwise meet the requirements of applicable law.

ARTICLE VIII
CONCERNING THE MANAGING TRUSTEE, BENEFICIARIES, EMPLOYEES AND AGENTS

8.1           Generally.  The Managing Trustee accepts and undertakes to discharge the Trust created by this Agreement, upon the terms and conditions thereof on behalf of the Beneficiaries. The Managing Trustee shall exercise such rights and powers vested in it by this Agreement, and use the same degree of care and skill in its exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. No provision of this Agreement shall be construed to relieve the Managing Trustee from liability for its own willful misconduct, knowingly and intentionally committed in bad faith, except that:

(a)           No successor Managing Trustee shall be in any way responsible for the acts or omissions of the Managing Trustee in office prior to the date on which it became a Managing Trustee.

(b)           The Managing Trustee shall not be liable for the performance of such duties and obligations as are specifically set forth in this Agreement except for its bad faith or willful misconduct, and no implied covenants or obligations shall be read into this Agreement against the Managing Trustee.

(c)           The Managing Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Managing Trustee and conforming to the requirements of this Agreement.

(d)           The Managing Trustee shall not be liable for any act which the Managing Trustee may do or omit to do hereunder, or for any mistake of fact or law, or for any error of judgment, or for the misconduct of any employee, agent, representative or attorney appointed by it, or for anything that it may do or refrain from doing in connection with this Agreement while acting in good faith; unless caused by or arising from gross negligence, willful misconduct, fraud or any other breach of fiduciary duty of the Trustee or any of its employees, agents, representatives or attorneys.

(e)           The duties and obligations of the Managing Trustee shall be limited to and determined solely by the express provisions of this Agreement, and no implied duties or obligations shall be read into this Agreement against the Managing Trustee.

8.2           Reliance by the Managing Trustee. Except as otherwise provided in Section 7.1 of this Agreement:

(a)           The Managing Trustee may rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

(b)           The Managing Trustee may consult with legal counsel, auditors or other experts to be selected by it, including firms with which the Managing Trustee may be an Affiliate, and the advice or opinion of such counsel, accountants, auditors or other experts shall be full and complete protection to the Managing Trustee, the employees and the agents of the Managing Trustee in respect of any action taken or omitted or suffered by them in good faith and in reliance on, or in accordance with, such advice or opinion.

(c)           Persons dealing with the Managing Trustee shall look only to the Trust Assets to satisfy any liability incurred by the Managing Trustee to such Person in carrying out the terms of this Agreement, and the Managing Trustee shall have no personal obligation to satisfy any such liability.

(d)           As far as practicable and except as expressly permitted above, the Managing Trustee shall cause any written instrument creating an obligation of the Trust to include a reference to this Agreement and to provide that neither the Beneficiaries, the Managing Trustee nor their agents shall be liable thereunder and that the other parties to such instrument shall look solely to the Trust Assets for the payment of any claim thereunder or the performance thereof; provided, however, that the omission of such provision from any such instrument shall not render the Beneficiaries, the Managing Trustee, or their agents liable, nor shall the Managing Trustee be liable to anyone for such omission.

8.3           Limitation on Liability to Third Persons.  No Beneficiary shall be subject to any personal liability whatsoever, in tort, contract or otherwise, to any Person in connection with the Trust Assets or the affairs of the Trust; and neither the Managing Trustee nor any employee or agent of the Trust shall be subject to any personal liability whatsoever, in tort, contract or otherwise, to any Person in connection with any Trust Assets or the affairs of the Trust, except for such Person’s own willful misconduct, knowingly and intentionally committed in bad faith; and all such other Persons shall look solely to any Trust Assets for satisfaction of claims of any nature arising in connection with the affairs of the Trust. The Managing Trustee shall purchase and maintain insurance as it deems reasonably necessary for the protection of all Trust Assets, its Beneficiaries, the Trustee and its employees and agents in such amount as the Managing Trustee shall deem adequate to cover all foreseeable liability to the extent available at reasonable rates.

8.4           Recitals.  Any written instrument creating an obligation of the Trust shall be conclusively taken to have been executed or done by the Managing Trustee, or the employee or agent of this Trust only in its capacity as Managing Trustee under this Agreement or in its capacity as employee or agent of the Trust.

8.5           Indemnification. The Managing Trustee and each of its employees and agents, including any Manager, (each an “Indemnified Person” and collectively, the “Indemnified Persons”) shall be indemnified out of all Trust Assets against all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and all costs and expenses, including, but not limited to, reasonable counsel fees and disbursements paid or incurred in investigating or defending against any such claim, demand, action, suit or proceeding by the Indemnified Persons in connection with the defense or disposition of any action, suit or other proceeding by the Trust or any other Person, whether civil or criminal, in which the Indemnified Person may be involved or with which the Indemnified Person may be threatened while in office or thereafter, by reason of its or his being or having been such a Managing Trustee, employee or agent; provided, however, that the Indemnified Person shall not be entitled to such indemnification in respect of any matter as to which the Indemnified Person shall have been adjudicated to have acted in bad faith or with willful malfeasance or in reckless disregard of the Indemnified Person’s duties. The rights accruing to any Indemnified Person under these provisions shall not exclude any other right to which the Indemnified Person may be lawfully entitled. The Managing Trustee may make advance payments in connection with indemnification under this Section, provided that the Indemnified Person shall have given a written undertaking to repay any amount advanced to the Indemnified Person and to reimburse the Trust in the event it is subsequently determined in a final adjudication by a court of law that the Indemnified Person is not entitled to such indemnification. The Managing Trustee may purchase such insurance as it believes, in the exercise of its discretion, adequately insures that each Indemnified Person shall be indemnified against any such loss, liability or damage pursuant to this Section. The rights accruing to any Indemnified Person by reason of the foregoing shall not be deemed to exclude any other right to which he may legally be entitled nor shall anything else contained herein restrict the right of the Managing Trustee to indemnify or reimburse such Indemnified Person in any proper case even though not specifically provided for herein, nor shall anything contained herein restrict the right of any such Indemnified Person to contribution under applicable law. As security for the timely and full payment and satisfaction of all of the present and future obligations of the parties to the Managing Trustee under this Agreement, including, without limitation, the indemnity obligations hereunder, whether joint or several, the Trust (and by accepting distributions hereunder, each Beneficiary) hereby grants to the Managing Trustee a continuing security interest in and to any and all of the Trust Assets, whether now existing or hereafter acquired or created, together with the products and proceeds thereof, all payments and other distributions with respect thereto, and any and all investments, renewals, substitutions, modifications and extensions of any and all of the foregoing. The Managing Trustee shall have all of the rights and remedies of a secured party under the Uniform Commercial Code. In addition, in the event the Managing Trustee has not received any payment, indemnity, reimbursement or other amount due it under this Agreement, then, notwithstanding any other term or provision of this Agreement, the Managing Trustee may, in its discretion, set off and apply any of the Trust Assets as is required to pay and satisfy those obligations. Promptly after the receipt by the Managing Trustee of notice of any demand or claim or the commencement of any action, suit or proceeding, the Managing Trustee shall, if a claim in respect thereof is to be made against any of the other parties hereto, notify such other parties thereof in writing; but the failure by the Managing Trustee to give such notice shall not relieve any party from any liability which such party may have to the Managing Trustee hereunder. Notwithstanding any obligation to make payments and deliveries hereunder, the Managing Trustee may retain and hold for such time as it reasonably deems necessary such amount of the Trust Assets as it shall from time to time, in its sole discretion, reasonably deem sufficient to indemnify itself for any such loss or expense and for any amounts due it hereunder. Except as required by law or as expressly provided herein, the Managing Trustee shall be under no duty to institute any suit, or to take any remedial procedures under this Agreement, or to enter any appearance or in any way defend any suit in which it may be made a defendant hereunder until it shall be indemnified as provided above, except as expressly set forth herein.  Notwithstanding this Section 8.5, the rights accruing under this Section 8.5 with respect to the Trust Assets shall at all times be subordinate to the  rights of CRB&T related to the Bank Debt.

8.6           Rights of Managing Trustees, Employees, Independent Contractors and Agents to Own Trust Units or Other Property and to Engage in Other Business.
39.   Any Managing Trustee, employee, independent contractor or agent, including any Manager, may own, hold and dispose of Trust Units for its individual account, and may exercise all rights thereof and thereunder to the same extent and in the same manner as if it were not a Managing Trustee, employee, independent contractor or agent. Any Managing Trustee, employee, independent contractor or agent, including any Manager, may, in its personal capacity or in the capacity of trustee, manager, officer, director, shareholder, partner, member, advisor, employee of any Person or otherwise, have business interests and holdings similar to or in addition to those relating to the Trust. Subject to the provisions of Article V hereof, any Managing Trustee, employee, independent contractor or agent of the Trust, including any Manager, may be a trustee, manager, officer, director, shareholder, partner, member, advisor, employee or independent contractor of, or otherwise have a direct or indirect interest in, any Person who may be engaged to render advice or services to the Trust, and may receive compensation from such Person as well as compensation as Trustee, employee, independent contractor or agent, including as Manager, or otherwise hereunder so long as such interest is disclosed to the Managing Trustee. None of these activities in and of themselves shall be deemed to conflict with its duties as Managing Trustee, employee, independent contractor or agent, including as Manager.

ARTICLE IX
PROTECTION OF PERSONS DEALING WITH THE MANAGING TRUSTEE

9.1           Reliance on Statements by the Managing Trustee.
41.   Any Person dealing with the Managing Trustee shall be fully protected in relying upon the Managing Trustee’s certificate or instrument signed by the Managing Trustee that it has authority to take any action under this Trust.

ARTICLE X
COMPENSATION AND REIMBURSEMENT TO THE MANAGING TRUSTEE

10.1           Fees.
42. The Managing Trustee shall be entitled to receive from the Trust as compensation for its services hereunder the following fees, which compensation shall not be limited by any provision of law in regard to compensation of a trustee of an express trust:

Person	Rate
Kevin Gadawski, principal	$150.00 per hour
Other professionals	$112.50 per hour
Technical staff	$56.25 per hour

The Trust shall provide a $1,500.00 retainer, which shall be applied to the final invoice.

10.2           Expenses. The Managing Trustee shall be reimbursed from the Trust Assets for all expenses reasonably incurred by it in the performance of its duties in accordance with this Agreement including the reasonable compensation and out-of-pocket expenses of attorneys, accountants, appraisers, consultants and other persons retained by the Managing Trustee or a Manager pursuant to the terms of this Agreement.

10.3           Payment.  TheManaging Trustee shall issue an invoice for services rendered on a bi-weekly basis.  The Trust shall pay all undisputed invoices within ten (10) days of receipt of such invoices.

ARTICLE XI
THE MANAGING TRUSTEE AND SUCCESSOR MANAGING TRUSTEE

11.1           Number and Qualification of Managing Trustees. Subject to the provisions of Section 11.3 of the Agreement relating to the period pending the appointment of a successor Managing Trustee, there shall be one Managing Trustee of this Trust, which shall be a citizen and resident of or a corporation or other entity which is incorporated or formed under the laws of a state of the United States. The number of Managing Trustees may be increased or decreased from time to time by the Managing Trustee.

If any corporate Managing Trustee shall change its name, or shall reorganize or reincorporate, or shall merge with or into or consolidate with any other corporation or entity, bank or trust company, such corporate Managing Trustee shall be deemed to be a continuing entity and shall continue to act as a Managing Trustee hereunder with the same liabilities, duties, powers, titles, discretions and privileges as are herein specified for a Managing Trustee.

11.2           Resignation and Removal. Any Managing Trustee may resign and be discharged from the Trust hereby created by giving written notice thereof to any remaining Managing Trustee or Trustees or by giving written notice to the Beneficiaries. Such resignation shall become effective on the day specified in such notice or upon the appointment of such Managing Trustee’s successor and such successor’s acceptance of such appointment, whichever is earlier. Any Managing Trustee may be removed only “for cause,” by Beneficiaries having an aggregate Beneficial Interest of at least two thirds (2/3) of the total Beneficial Interests in the Trust.  Removal “for cause” shall mean removal due to the (a) gross negligence or fraud of the Managing Trustee, (b) willful misconduct or willful breach of this Agreement by the Managing Trustee or (c) bankruptcy, insolvency or inability of the Managing Trustee to meet its obligations as the same come due. All obligations of the Managing Trustee hereunder shall cease and terminate on the effective date of its resignation or removal and its sole responsibility thereafter shall be to hold the Trust Assets for a period of thirty (30) calendar days following the effective date of resignation or removal, at which time, if a successor Managing Trustee shall have been appointed and have accepted such appointment in a writing to the Beneficiaries, then upon written notice thereof given by the successor Managing Trustee to the resigning Managing Trustee, the resigning Managing Trustee shall deliver the Trust Assets to the successor Managing Trustee. If a successor Managing Trustee shall not have been appointed within a thirty (30) day period from the predecessor Managing Trustee’s resignation or removal, for any reason whatsoever, the resigning Managing Trustee shall deliver the Trust Assets to a court of competent jurisdiction in the county in which the Trust Assets are there being held and give written notice of the same to the parties hereto.

The resigning Managing Trustee shall be entitled to payment of any unpaid fees (which shall be pro-rated as of the effective date of the resignation or removal) and expenses and to reimbursement by the Beneficiaries out of the Trust Assets for any expenses incurred in connection with the transfer of the Trust Assets pursuant to and in accordance with the provisions of this Section 11.2 of this Agreement.

11.3           Appointment of Successor. Should at any time a Managing Trustee resign or be removed, unless any remaining Managing Trustees shall decrease the number of Managing Trustees of the Trust pursuant to Section 11.1 hereof, a vacancy shall be deemed to exist and a successor shall be appointed by any remaining Managing Trustees. If there are no remaining Managing Trustees, the Beneficiaries may, pursuant to Article XIII hereof, call a meeting to appoint a successor Managing Trustee by vote of the Beneficiaries holding Trust Units representing an aggregate of at least a majority of the total Beneficial Interests in the Trust. If such a vacancy is not filled by any remaining Managing Trustees within ninety (90) days, the remaining Managing Trustees must notify the Beneficiaries of their inability to fill such vacancy, and the Beneficiaries may, pursuant to Article XIII hereof, call a meeting to appoint a successor Managing Trustee by Beneficiaries holding Trust Units representing an aggregate of at least a majority of the total Beneficial Interests in the Trust. Pending the appointment of a successor Managing Trustee, the remaining Managing Trustee or Trustees then serving may take any action in the manner set forth in this Agreement.

11.4           Acceptance of Appointment by Successor Managing Trustee. Any successor Managing Trustee appointed hereunder shall execute an instrument accepting such appointment hereunder.  Thereupon such successor Managing Trustee shall, without any further act, become vested with all the estates, properties, rights, powers, trusts and duties of his or its predecessor in the Trust hereunder with like effect as if originally named therein.

11.5           Bonds. No bond shall be required of the original Managing Trustee hereunder, and no bond shall be required of any successor Managing Trustee hereunder. If a bond is required by law, no surety or security with respect to such bond shall be required unless required by law.

ARTICLE XII
CONCERNING THE BENEFICIARIES

12.1           Evidence of Action by Beneficiaries. Whenever in this Agreement it is provided that the Beneficiaries may take any action (including the making of any demand or request, the giving of any notice, consent, or waiver, the removal of a Trustee, the appointment of a successor Trustee, or the taking of any other action), the fact that at the time of taking any such action such Beneficiaries have joined therein may be evidenced (i) by any instrument or any number of instruments of similar tenor executed by Beneficiaries in person or by agent or attorney appointed in writing, or (ii) by the record of the Beneficiaries voting in favor thereof at any meeting of Beneficiaries duly called and held in accordance with the provisions of Article XIII of this agreement.  Such meeting or writing may take any form permitted under Delaware law.

12.2           Limitation on Suits by Beneficiaries. No Beneficiary shall have any right by virtue of any provision of this Agreement to institute any action or proceeding at law or in equity against any party other than the Trustees upon or under or with respect to any Trust Assets or the agreements relating to or forming part of any Trust Assets, and the Beneficiaries do hereby waive any such right.

12.3           Requirement of Undertaking.  The Managing Trustee may request any court to require, and any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Agreement, or in any suit against the Managing Trustee for any action taken or omitted by it as Managing Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, however, that the provisions of this Section shall not apply to any suit by the Managing Trustee.

12.4           Advisory Board.  The Managing Trustee shall appoint an advisory board comprised exclusively of Beneficiaries. The Managing Trustee shall have exclusive authority to select the number and members of such advisory board; provided, however, in no event shall such board be comprised of less than one and not more than three Beneficiaries.  On a periodic basis determined by the Managing Trustee, the Managing Trustee shall provide reports to such advisory board identifying the current affairs of the Trust Assets.  For the avoidance of doubt, no member of the advisory board shall have any title or right to, or possession, management or control of, the Trust Assets, by virtue of the Beneficiary’s position on the advisory board.

ARTICLE XIII
MEETING OF BENEFICIARIES

13.1           Purpose of Meetings.  A meeting of the Beneficiaries may be called at any time and from time to time pursuant to the provisions of this Article for the purposes of taking any action which the terms of this Agreement permit a Beneficiary having a specified aggregate Beneficial Interest to take either acting alone or with the Managing Trustee.

13.2           Meeting Called by the Managing Trustee.  The Managing Trustee may at any time call a meeting of the Beneficiaries of the Trust to be held at such time and at such place as the Managing Trustee shall determine. Written notice of every meeting of the Beneficiaries shall be given by the Managing Trustee (except as provided in Section 13.3 of this Agreement), which written notice will set forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, and shall be mailed not more than sixty (60) nor less than fifteen (15) days before such meeting is to be held to all of the Beneficiaries of record not more than fifty (50) days nor less than ten (10) days before the date of such meeting. The notice shall be directed to the Beneficiaries at their respective addresses as they appear in the records of the Trust.

13.3           Meeting Called on Request of Beneficiaries. Within ten (10) days after written request to the Managing Trustee by Beneficiaries holding Trust Units representing at least a majority of the aggregate Beneficial Interests to call a meeting of all of the Beneficiaries, which written request shall specify in reasonable detail the action proposed to be taken, the Managing Trustee shall proceed under the provisions of Section 13.2 of this Agreement to call a meeting of the Beneficiaries.

13.4           Persons Entitled to Vote at Meeting of Beneficiaries. Each Beneficiary shall be entitled to vote at a meeting of the Beneficiaries of the Trust either in person or by his proxy duly authorized in writing. The vote of each Beneficiary shall be weighted based on the number of Trust Units held by each Beneficiary determined pursuant to the list described in Section 3.1, as such list is amended hereby. The signature of the Beneficiary on such written authorization need not be witnessed or notarized.

13.5           Quorum. At any meeting of Beneficiaries, the presence in person or by proxy of Beneficiaries holding Trust Units representing at least a majority of the aggregate Beneficial Interests shall constitute a quorum; but if less than a quorum be present, Beneficiaries having a majority of the Beneficial Interests so present and so represented may adjourn such meeting with the same effect and for all intents and purposes as though a quorum had been present.

13.6           Adjournment of Meeting.  Subject to Section 13.5 hereof, any meeting of Beneficiaries of the Trust may be adjourned from time to time and a meeting may be held at such adjourned time and place without further notice.

13.7           Conduct of Meeting.  At each meeting of the Beneficiaries, the Beneficiaries present or represented by proxy may adopt such rules for the conduct of such meeting as they shall deem appropriate, provided that such rules shall not be inconsistent with the provisions of this Agreement.

ARTICLE XIV
AMENDMENTS

14.1           Consent of Beneficiaries.  At the direction or with the consent of Beneficiaries holding Trust Units representing at least a majority of the aggregate Beneficial Interests, or such greater percentage as shall be specified in this Agreement for the taking of an action by the Beneficiaries under the affected provision of this Agreement, the Managing Trustee shall promptly make and execute a declaration amending this Agreement for the purpose of adding any material provisions to or changing in any material manner or eliminating any of the material provisions of this Agreement or amendments thereto as they apply to the Trust; provided, however, that no such amendment shall permit the Managing Trustee to engage in any activity prohibited by Section 6.1 hereof or affect the Beneficiaries’ rights to receive their pro rata shares of the Trust Assets at the time of distribution; provided further, however, that no consent of the Beneficiaries shall be required with respect to any amendment made solely for the purpose of facilitating the transferability by Beneficiaries of Trust Units or to comply with applicable laws, including tax laws, so long as such amendment has been approved by the Managing Trustee.  Notwithstanding anything to the contrary, any such amendment which affects the rights or obligations of the Resident Trustee shall require the consent of the Resident Trustee.

14.2           Effect of Amendment. Upon the execution of any such declaration of amendment by the Managing Trustee, this Agreement shall be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties, and immunities of the Managing Trustee and the Beneficiaries under this Agreement with respect to the Trust shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modification and amendments, and all the terms and conditions of any such amendment shall be thereby deemed to be part of the terms and conditions of this Agreement for any and all purposes.

14.3           Managing Trustee’s Declining to Execute Documents.  If, in the reasonable opinion of the Managing Trustee, any document required to be executed pursuant to the terms of Section 14.2 hereof adversely affects any right, obligation, immunity or indemnity in favor of the Managing Trustee under this Agreement, the Managing Trustee may in its discretion decline to execute such document.

ARTICLE XV
MISCELLANEOUS PROVISIONS

15.1           Filing Documents.  This Agreement shall be filed or recorded in such office or offices as the Managing Trustee may determine to be necessary or desirable. A copy of this Agreement and all amendments thereof shall be maintained in the office of the Managing Trustee. The Managing Trustee shall file or record any amendment of this Agreement and any instrument which relates to any change in the office of the Managing Trustee.

15.2           Intention of Parties to Establish Trust. This Agreement is not intended to create and shall not be interpreted as creating a corporation, association, partnership, or joint venture of any kind for purposes of federal income taxation or for any other purpose.

15.3           Beneficiaries Have No Rights or Privileges as Shareholders.  Except as expressly provided in this Agreement or under applicable law, the Beneficiaries shall have no rights or privileges as Beneficiaries attributable to their former status as Shareholders.

15.4           Laws as to Construction.  The Trustees, and the Beneficiaries (by their acceptance of any distributions made to them pursuant to this Agreement), consent and agree that this Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without reference to the choice of law principles thereof.

15.5           Severability. In the event any provision of this Agreement or the application thereof to any Person or circumstances shall be finally determined by a court of proper jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

15.6           Notices. Any notice or other communication shall be in writing and shall be deemed to have been sufficiently given, for all purposes, when delivered personally or 48 hours after being sent by a nationally-recognized courier or deposited in the U.S. mail, as certified or registered mail, with postage prepaid.

If to the Managing Trustee:

NL Strategies, Inc., Managing Trustee
MACC PEI Liquidating Trust
24040 Camino Del Avion, #A307
Monarch Beach, CA 92629

If to the Resident Trustee:

The Corporation Trust Company
1209 Orange Street
Wilmington, DE 19801

If to the Beneficiary:

 The address of such Beneficiary as shown in the records of the Trust.

15.7           Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

[The remainder of this page is left intentionally blank.]

IN WITNESS WHEREOF, the Grantor has caused this Agreement to be executed by an authorized officer, and the Trustees hereunder have executed this Agreement, as Trustees and not as individuals, as of the date first set forth herein.

GRANTOR:

MACC PRIVATE EQUITIES INC.

By:	/s/ Michael W. Dunn
Name:	Michael W. Dunn
Title:	Chairman of the Board

MANAGING TRUSTEE:

NL STRATEGIES, INC.

By:	/s/ Kevin J. Gadawski
Name:	Kevin J. Gadawski
Title:	President

RESIDENT TRUSTEE:

THE CORPORATION TRUST COMPANY

By:	/s/ Jennifer A. Schwartz
Name:	Jennifer A. Schwartz
Title:	Asst. Vice-President

Exhibit A
to Liquidating Trust Agreement

Bill of Sale, Assignment, Acceptance
and Assumption Agreement